UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 5, 2006

Exact name of registrant	Address of principal	State or other jurisdiction of
as specified in its	executive offices; zip code;	incorporation or
charter; Commission	registrant’s telephone	organization; IRS Employer
File No.:	number, including area code:	Identification No.:

Duquesne Light	411 Seventh Avenue	Pennsylvania
Holdings, Inc.	Pittsburgh, PA 15219	25-1598483
1-10290	412-393-6000

Duquesne Light	411 Seventh Avenue	Pennsylvania
Company	Pittsburgh, PA 15219	25-0451600
1-956	412-393-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 5, 2006, Duquesne Light Company (“DLC”), a wholly owned subsidiary of Duquesne Light Holdings, Inc., entered into an agreement (retroactively effective as of October 2, 2006) with the Commonwealth of Pennsylvania to settle the treatment of taxable income related to an out-of-state subsidiary. Pursuant to the settlement agreement, DLC will pay approximately $60 million, which includes interest. This will result in a third quarter charge to net income of approximately $16 million.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

10.1	Settlement Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc. (Registrant)

Date October 10, 2006	/s/ Mark E. Kaplan (Signature)
Mark E. Kaplan
Senior Vice President and Chief Financial Officer

Duquesne Light Company (Registrant)

Date October 10, 2006	/s/ Mark E. Kaplan (Signature)
Mark E. Kaplan
Senior Vice President and Chief Financial Officer

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